EXHIBIT 99.3

Amended Stipulation of Settlement, dated August 18, 2016

ROBBINS ARROYO LLP
BRIAN J. ROBBINS (190264)
CRAIG W. SMITH (164886)
JENNY L. DIXON (192638)
GINA STASSI (261263)
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Attorneys for Plaintiff Joseph Oriente

[Additional Counsel on Signature Page]

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN MATEO

JOSEPH ORIENTE, Derivatively on Behalf		) Case No. CIV528121
of GERON CORPORATION,		)
) (Consolidated with Case No. CIV 535151)
	Plaintiff,	)
v.		)
) AMENDED STIPULATION OF SETTLEMENT
JOHN A. SCARLETT, OLIVIA K.		)
BLOOM, KARIN EASTHAM, V. BRYAN		)
LAWLIS, DANIEL M. BRADBURY,		)
THOMAS HOFSTAETTER, ROBERT J.		)
SPIEGEL, HOYOUNG HUH, SUSAN M.		)
MOLINEAUX, and DOES 1-25, inclusive,		)
)
	Defendants,	)
-and-		)
)
GERON CORPORATION, a Delaware		)
corporation,		)
)
Nominal Defendant.		) Date Action Filed: April 21, 2014
)

AMENDED STIPULATION OF SETTLEMENT

This Amended Stipulation of Settlement dated August 18, 2016 (the "Stipulation") hereby amends the Stipulation of Settlement dated July 22, 2016, and is made and entered into by and among the following Settling Parties1: (i) Plaintiffs Joseph Oriente and Joel Coval (the "State Plaintiffs"), on behalf of themselves and derivatively on behalf of Geron Corporation ("Geron" or the "Company"), and their respective counsel; (ii) Plaintiffs Richard DiLaura and Adrianne Haddock (the "Federal Plaintiffs"), on behalf of themselves and derivatively on behalf of Geron, and their respective counsel; (iii) the Individual Defendants and their respective counsel; and (iv) nominal defendant Geron and its counsel. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims, upon and subject to the terms and conditions hereof.

I. FACTUAL BACKGROUND

A. Procedural History

Geron is a clinical stage biopharmaceutical company focused on developing its sole drug candidate, imetelstat. Between late 2011 and early 2014 (the "Relevant Time Period"), Geron issued a series of press releases and statements to analysts and investors regarding the purported efficacy and safety of the Company's investigational new drug candidate, imetelstat. On March 12, 2014, Geron publicly announced that it had received verbal notice from the U.S. Food and Drug Administration ("FDA") that its Investigational New Drug ("IND") application for imetelstat had been placed on full clinical hold due to safety concerns, affecting all ongoing Company-sponsored clinical trials. As disclosed on March 17, 2014, the FDA subsequently issued a written notice which cited the following safety issues as the basis for the clinical hold: lack of current evidence of reversibility of hepatotoxicity, risk for chronic liver injury and lack of adequate follow-up in patients who experienced hepatotoxicity.

Shortly before this Action commenced, the Company and certain of its current and former officers were sued for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and U.S. Securities and Exchange Commission ("SEC") Rule 10b-5 promulgated thereunder for allegedly making false and misleading statements regarding imetelstat. The two federal securities class actions, filed March 14 and March 19, 2014 in the United States District Court for the Northern District of California (the "Federal Court"), are currently pending before the Honorable Charles R. Breyer in the consolidated action titled, In re: Geron Corporation Securities Litigation, Case No. 3:14-cv-01224-CRB (the "Securities Class Action").

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1 All capitalized terms not otherwise defined are defined in Section IV.1.

AMENDED STIPULATION OF SETTLEMENT

On April 21, 2014, the first of two state derivative actions, Oriente v. Scarlett, et al., San Mateo County Case No. CIV 528121, was filed in this Court (collectively, the two state derivative actions are referred to herein as the "Action"). This Action was brought on behalf of the Company against certain Geron officers and directors seeking to remedy the Individual Defendants' alleged violations of state law, including breaches of fiduciary duty, waste of corporate assets, and unjust enrichment arising out of allegedly improper statements regarding imetelstat's efficacy and safety results, and the Company's business prospects. On June 4, 2014, the Court entered an order based on the parties' stipulation that stayed the Action pending resolution of the motion to dismiss the Securities Class Action, and provided Plaintiff the right to obtain any discovery generated therein ("Stay Order"). Pursuant to the Stay Order, the parties have submitted periodic status reports to the Court every ninety (90) days.

On April 10, 2015, the district court granted in part and denied in part defendants' motion to dismiss the Securities Class Action. Defendants answered the complaint, but filed a motion for reconsideration of the district court's ruling on the motion to dismiss, which was denied on September 3, 2015. Defendants mediated the Securities Class Action, but those settlement discussions were unsuccessful and discovery has commenced.2

Two federal derivative actions were filed on June 26 and June 29, 2015 in the Federal Court arising out of substantially the same facts and circumstances as this Action: DiLaura v. Scarlett et al, CA No. 4:15-cv-02989 and Haddock v. Scarlett et al, CA No. 3:15-cv-03007. These actions were consolidated, deemed related to the Securities Class Action and stayed (the "Federal Derivative Action," and collectively with the "Action," the "Derivative Actions").

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2 This Stipulation and the Settlement do not involve the Securities Class Action.

AMENDED STIPULATION OF SETTLEMENT

On August 25, 2015, another Geron shareholder, Joel Coval, commenced a second state derivative action in this Court, captioned Cavel v. Scarlett, et al., Case No. CIV 535151, which the Court ordered consolidated with the Action on September 25, 2015.3

Discovery generated in the related Securities Class Action is being provided to Plaintiffs in the Derivative Actions, subject to a confidentiality agreement. Defendants have provided and Plaintiffs have reviewed the first production set, which includes, inter alia: formal communications with the FDA regarding Geron's phase 2 clinical trial of imetelstat in patients with essential thrombocythemia ("ET") or polycythemia vera ("PV") (the "Phase 2 ET/PV Trial"), liver function test ("LFT") results observed in the Phase 2 ET/PV Trial, and the imposition and subsequent lifting of the clinical hold; formal communications from Geron to Phase 2 ET/PV Trial study sites and investigators regarding the LFT results; formal reports and minutes of meetings of the panel of liver experts that evaluated the LFT results; and the summary of the LFT results and FDA response letter-brief submitted by Geron to the FDA. Defendants also have provided and Plaintiffs have reviewed Board minutes and other Board materials concerning the Phase 2 ET/PV Trial during the Relevant Time Period.

B. Settlement Efforts

On August 7, 2015, Plaintiff Oriente and the Federal Plaintiffs served a settlement demand, proposing, among other things, comprehensive corporate governance reforms designed to address Defendants' alleged breach of fiduciary duties, as well as structural reforms designed to improve the independence and rigor of Board and committee oversight of core operations. In August and September, the parties, through their counsel, discussed whether it was appropriate to mediate this matter concurrent with the Securities Class Action mediation scheduled for November 2, 2015. The parties deferred a decision on mediation until further progress could be made on the terms of any potential derivative settlement.

On September 23, 2015, Defendants provided a response to the August 7 settlement demand. The Settling Parties, through their counsel, discussed Defendants' response telephonically on September 29, 2015, and again on September 30, 2015. In response to queries from Plaintiff Oriente and Federal Plaintiffs, on October 1, 2015, Defendants provided relevant public and internal information to facilitate further discussions. Based on this information, counsel for Plaintiff Oriente and Federal Plaintiffs drafted revised corporate governance proposals, which they circulated to Defendants on October 7, 2015.
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3 Plaintiff Joel Coval's name was incorrectly spelled as Joel Cavel in previous documents.

AMENDED STIPULATION OF SETTLEMENT

On October 14, 2015, counsel for Plaintiff Oriente, Federal Plaintiffs, and Defendants continued settlement discussions telephonically and, on October 22, 2015, Defendants provided their written response to the revised corporate governance proposals. The following day, Plaintiff Oriente and Federal Plaintiffs provided written comments to Defendants and all counsel subsequently convened to discuss on October 28, 2015. Defendants submitted their response on October 29, 2015 and, given the status of the settlement discussions, determined that Plaintiff Oriente and Federal Plaintiffs would not participate in the November 2, 2015 mediation of the Securities Class Action. Negotiations continued throughout November and into December, with the Settling Parties exchanging additional written settlement proposals.

On December 15, 2015, the Settling Parties reached an agreement on the essential terms of an agreement-in-principle to resolve the Derivative Actions. Thereafter, Defendants produced and Plaintiffs reviewed and analyzed the first batch of documents produced in the related Securities Class Action, including non-public information provided by Geron to the FDA related to Geron's IND application, the clinical hold issued by the FDA and the Company's response thereto. Defendants also produced and Plaintiffs reviewed related Board materials.

On April 25, 2016, counsel for the Settling Parties participated in a full day mediation session with Michelle Yoshida, a full-time mediator, arbitrator and special master with Phillips ADR, in Corona Del Mar, California. The Settling Parties prepared and exchanged detailed briefs prior to the mediation that addressed the value of the Reforms (as defined below), the benefits to Geron and its stockholders, and the fee and expense award. In the course of negotiations, Mediator Yoshida issued a Mediator's Proposal as to an appropriate fee and expense award that counsel for the Settling Parties accepted.

AMENDED STIPULATION OF SETTLEMENT

As a result of the Derivative Actions and Settlement (as defined below) reflected in this Stipulation, Geron will implement corporate governance reforms and refinements designed to improve the information flow to and effectiveness of the Geron Board and its Audit Committee, as well as its internal controls and systems, particularly the Company's internal control over financial reporting and disclosure procedures for drug approval, manufacturing and marketing efforts, and material communications with regulators. The reforms and refinements are detailed in Exhibit A hereto and are collectively referred to as the "Corporate Governance Reforms" or the "Reforms."

These Reforms include measures that: (i) create a management-level Disclosure Committee tasked with maintaining and overseeing disclosure controls and procedures designed to ensure the accuracy of statements relating to quarterly earnings or material developments under collaboration and license agreements, reviewing public statements, and if necessary, recommending corrections or clarifications, reporting at least quarterly to the Audit Committee and/or full Board, and ensuring that the Company's disclosures are accurate and complete and fairly present the Company's financials and business prospects; (ii) strengthen Audit Committee procedures and supervision, and broaden its mandate to include detailed oversight of the Company's disclosure controls, financial performance, insider trading program, and handling of and responses to whistleblower complaints; (iii) mandate an information flow to the Board to ensure that the Board is informed of all material communications with the FDA and material developments under collaboration and license agreements; (iv) amend Geron's Corporate Governance Guidelines to require the appointment of a Lead Independent Director if the Board appoints a Chairperson of the Board who does not qualify as an independent director under The NASDAQ Stock Market LLC Listing Requirements; (v) implement a mandatory director education program; (vi) enhance Geron's insider trading compliance program to require (a) the publication of the terms of the program, (b) the appointment of a trading compliance officer, and (c) a window for insiders and pre-approval of all stock sales by Section 16 officers and directors and Rule 10b5-1 trading plans, and tasking the Audit Committee with oversight of Geron's insider trading compliance program; and (vii) enhance the Company's handling of whistleblower complaints through the engagement of a third-party supplier to provide and monitor a whistleblower hotline. See Exhibit A.

AMENDED STIPULATION OF SETTLEMENT

The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth in the Stipulation is fair, reasonable, and adequate. In addition, the Geron Board has, in the exercise of its business judgment, formally approved the Settlement and each of its terms, as fair, just, and adequate, and in the best interest of Geron and its shareholders.

II. PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs' entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial and through possible appeals. Plaintiffs' Counsel have also taken into account the substantial risks, costs, and delays involved in complex shareholder derivative litigation, generally, as well as the unique challenges presented by the Derivative Actions, including establishing that demand on the Board would be futile and the exculpation and indemnification rights afforded the director Defendants pursuant to Delaware General Corporate Law §102(b)(7).

Plaintiffs' Counsel have conducted an extensive investigation, including: (i) reviewing Geron's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing media reports about the Company; (iii) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (iv) reviewing publicly available materials regarding the Company's IND and clinical trials for imetelstat; (v) preparing and filing derivative complaints; (vi) conducting damages analyses; (vii) participating in informal conferences with Defendants' Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (viii) reviewing and analyzing relevant documents in the Securities Class Action and evaluating the merits of, and the Defendants' potential liability in connection with, the Securities Class Action; (ix) researching corporate governance "best practices" relevant to Geron's industry; (x) reviewing and analyzing documents produced by Geron, including, inter alia, Board minutes and other Board materials concerning the Phase 2 ET/PV Trial from the Relevant Time Period, formal communications with the FDA regarding the LFT results and the imposition and subsequent lifting of the clinical hold, formal communications from Geron to Phase 2 ET/PV Trial study sites and investigators regarding the LFT results, formal reports and minutes of meetings of the panel of liver experts that evaluated the LFT results, and the summary of LFT results and FDA response letter-brief submitted by Geron to the FDA.

AMENDED STIPULATION OF SETTLEMENT

In addition, Plaintiffs engaged in lengthy, arms' length negotiations with Defendants; researched and briefed the value of the Reforms and the benefits they confer on Geron and its shareholders, and the appropriate fee award in light of the value of those benefits; and participated in a full day mediation before Mediator Yoshida with Defendants.

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Geron and its shareholders. Based on their evaluation, Plaintiffs and their counsel believe that the Settlement is in the best interests of Geron and its shareholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and believe the Derivative Actions have no merit. The Individual Defendants expressly assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interest of Geron and its shareholders at all relevant times. Nevertheless, Defendants have determined that it is desirable and beneficial that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation because, among other things, it will allow the Company to conclude this litigation on terms that are just and reasonable, including the adoption and maintenance of the Reforms at Exhibit A. Further, Geron, through its Board, believes that the Settlement provides a substantial benefit to the Company and its shareholders and that it is fair, reasonable, and adequate, and in the best interests of Geron and its shareholders.

AMENDED STIPULATION OF SETTLEMENT

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV. TERMS OF STIPULATION AND SETTLEMENT AGREEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Actions and the Released Claims shall be fully, finally, and forever compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, as set forth below.

1. Definitions

As used in the Stipulation the following terms have the meanings specified below:

1.1. "Applicable Geron Shareholders" means any Person who owned Geron common stock during the Relevant Time Period and/or as of the date of the execution of the Stipulation, excluding the Individual Defendants, the officers and directors of Geron, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.2. "Board" means the Geron Board of Directors.

1.3. "Court" means Superior Court of the State of California, County of San Mateo.

AMENDED STIPULATION OF SETTLEMENT

1.4. "Defendants" means, collectively, Geron, John A. Scarlett, Olivia K. Bloom, Karin Eastham, V. Bryan Lawlis, Daniel M. Bradbury, Thomas Hofstaetter, Robert J. Spiegel, Hoyoung Huh, Susan M. Molineaux, and Stephen M. Kelsey.

1.5. "Defendants' Counsel" means Cooley LLP.

1.6. "Derivative Actions" refer to this consolidated Action and the consolidated Federal Derivative Action.

1.7. "Effective Date" means the first business day after the events and conditions specified in paragraph 6.1 of the Stipulation have been met and have occurred.

1.8. "Fee and Expense Amount" means the agreed upon sum of $950,000.00 to be paid to Plaintiffs' Counsel for their attorneys' fees and expenses, subject to approval by the Court.

1.9. "Final" means the date upon which the last of the following shall occur with respect to the Judgment approving the Stipulation, substantially in the form of Exhibit E attached hereto: (i) the expiration of the time to file a notice of appeal from the Judgment; or (ii) if an appeal has been filed, the Court of Appeal has either affirmed the Judgment or dismissed such appeal and the time for any reconsideration or further appellate review has passed; or (iii) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the Court of Appeal's decision affirming the Judgment or dismissing the appeal.

1.10. "Geron" or the "Company" means nominal defendant Geron Corporation, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.

1.11. "Individual Defendant," individually, and "Individual Defendants," collectively, means John A. Scarlett, Olivia K. Bloom, Karin Eastham, V. Bryan Lawlis, Daniel M. Bradbury, Thomas Hofstaetter, Robert J. Spiegel, Hoyoung Huh, Susan M. Molineaux, and Stephen M. Kelsey.

1.12. "Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.

1.13. "Notice" means the Notice of Proposed Settlement and Settlement Hearing, substantially in the form attached hereto as Exhibit C.

AMENDED STIPULATION OF SETTLEMENT

1.14. "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15. "Plaintiffs" means, collectively: (i) State Plaintiffs Joseph Oriente and Joel Coval; and (ii) Federal Plaintiffs Richard DiLaura and Adrianne Haddock.

1.16. "Plaintiffs' Counsel" means (i) Robbins Arroyo LLP; (ii) The Shuman Law Firm; and (iii) The Weiser Law Firm.

1.17. "Preliminary Approval Order" means the order to be entered by the Court, substantially in the form attached hereto as Exhibit B, which preliminarily approves the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Applicable Geron Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement and the Fee and Expense Amount should be finally approved.

1.18. "Related Persons" means: (i) with regard to each Individual Defendant, the Individual Defendant's spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Geron, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Geron.

1.19. "Released Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action, whether under federal, state, local, statutory, common law, foreign law, or any other law, rule or regulation, including both known and Unknown Claims, that: (a) were asserted or could have been asserted by any shareholder on behalf of Geron, or by Geron, against any Released Person; and (b) concern, arise out of, or relate to: (i) the allegations asserted in the Derivative Actions or the matters and occurrences that were alleged in the Derivative Actions; or (ii) the Settlement, defense or resolution of the Derivative Actions, except for any claims to enforce the Settlement. Excluded from the term "Released Claims" are all claims alleged in the Securities Class Action.

AMENDED STIPULATION OF SETTLEMENT

1.20. "Released Persons" means each and all of Geron, the Individual Defendants, and their Related Persons.

1.21. "Releasing Persons" means each and all of Plaintiffs (individually, collectively, and derivatively on behalf of Geron), all other Applicable Geron Shareholders, Plaintiffs' Counsel, and Geron.

1.22. "Settlement" means the settlement and compromise of the Derivative Actions as provided for herein.

1.23. "Settlement Hearing" means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.24. "Settling Party," individually, or "Settling Parties," collectively, means Plaintiffs (on behalf of themselves, individually and collectively, and derivatively on behalf of Geron) and Defendants.

1.25. "Summary Notice" means the Summary Notice of Proposed Settlement and Settlement Hearing, substantially in the form of the attached hereto as Exhibit D.

1.26. "Unknown Claims" means any Released Claims which any of Plaintiffs, Geron, or Applicable Geron Shareholders do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive and each of the Applicable Geron Shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or foreign jurisdiction, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

AMENDED STIPULATION OF SETTLEMENT

The Settling Parties acknowledge, and the Applicable Geron Shareholders shall be deemed by operation of the Judgment to have acknowledged, that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties, and by operation of the Judgment for Applicable Geron Shareholders to be deemed, to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, hidden or concealed, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Applicable Geron Shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

2. Terms of the Settlement

2.1      As a direct result of the filing, prosecution, and settlement of the Derivative Actions, Geron has agreed to adopt, implement and ensure adherence to the Corporate Governance Reforms attached as Exhibit A within ninety (90) days of the Court entering Judgment dismissing the Action with prejudice and the Federal Court's issuance of an order dismissing the Federal Derivative Action with prejudice. The Geron Board, or appropriate committees thereof, shall also take all other actions required herein by the times specified herein. The Geron Board further agrees that the Corporate Governance Reforms identified in Exhibit A will be maintained, adequately funded, and confirmed upon request by Plaintiffs' Counsel for not less than three (3) years from the date they are implemented, respectively, unless abrogated by law. Defendants acknowledge and agree that Plaintiffs' prosecution of the Derivative Actions was the primary factor in Geron's decision to adopt, implement, and maintain the Reforms set forth in Exhibit A, and that the Settlement confers a substantial benefit upon Geron and its shareholders.

AMENDED STIPULATION OF SETTLEMENT

3. Approval and Notice

3.1      Promptly after execution of the Stipulation, Plaintiffs shall submit the Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Applicable Geron Shareholders; and (iii) a date for the Settlement Hearing.

3.2      Notice to Applicable Geron Shareholders shall consist of a Notice of Proposed Settlement and Settlement Hearing ("Notice") and Summary Notice of Proposed Settlement and Settlement Hearing ("Summary Notice"), which includes the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing, substantially in the forms attached hereto as Exhibits C-D, respectively.

3.3      Geron shall undertake the administrative responsibility for giving notice to Applicable Geron Shareholders, as set forth in paragraph 3.2, and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within ten (10) business days after the entry of the Preliminary Approval Order: (i) Geron shall cause the Summary Notice to be published once in the Investor's Business Daily; (ii) Robbins Arroyo LLP and The Shuman Law Firm shall post copies of the Notice and Stipulation on their respective websites; (iii) Geron shall post a link to the Notice and Stipulation on the Company's Investor Relations page of its website until the Judgment is entered; and (iv) Geron shall file a Form 8-K with the SEC that includes the Notice, which shall refer shareholders to the Investor Relations page of Geron's website for more information.

3.4      The Settling Parties believe the content and manner of the notice, as set forth in herein, constitutes adequate and reasonable notice to Geron shareholders pursuant to applicable law and due process. No later than fourteen (14) days prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Geron.

AMENDED STIPULATION OF SETTLEMENT

3.5      Within five (5) calendar days of the execution of the Stipulation, the parties to the Federal Derivative Action shall jointly: (i) notify the Federal Court of the Stipulation and the Settlement; and (ii) request that the Federal Court continue the stay of all proceedings in the Federal Derivative Action pending the entry of Judgment by the Court.

3.6      Within five (5) calendar days after entry by the Court of the Judgment approving the Settlement, the parties to the Federal Derivative Action shall jointly apply to the Federal Court for a dismissal with prejudice of the Federal Derivative Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to secure such dismissal with prejudice.

3.7      Pending the Court's determination as to final approval of the Settlement, Plaintiffs and the Releasing Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of: (i) any action asserting any Released Claim against any of the Released Persons; and/or (ii) all claims arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

4. Attorneys' Fees and Reimbursement of Expenses

4.1      After negotiating the Corporate Governance Reforms, Plaintiffs' Counsel and counsel for Defendants separately negotiated the attorneys' fees and expenses to be paid to Plaintiff's Counsel. As a result of these negotiations, and in light of the substantial benefit conferred upon Geron by the Settlement, Geron's Board has agreed and shall instruct Geron's and the Individual Defendants' insurers to pay the Fee and Expense Amount.

4.2      Within ten (10) business days of issuance of the Judgment by the Court finally approving the Settlement, Geron's insurers shall pay the Fee and Expense Amount to Robbins Arroyo LLP as receiving agent for Plaintiffs' Counsel. The Fee and Expense Amount, as approved by the Court, shall constitute final and complete payment for all Plaintiffs' Counsel's fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions.

AMENDED STIPULATION OF SETTLEMENT

4.3      Plaintiffs' Counsel has informed Defendants that Plaintiffs may apply for Court approval of service awards in the amount of $3,500 for each Plaintiff (the "Service Awards"), in light of the benefits they have helped to create for Geron and Applicable Geron Shareholders. The Service Awards, to the extent that they are applied for and approved by the Court in whole or in part, shall be funded solely from the Fee and Expense Amount to Plaintiffs' Counsel and any application for the Service Awards shall not increase the amount of the Fee and Expense Amount. Defendants agree to take no position with respect to such Service Awards.

4.4      In the event that the Judgment fails to become Final as defined in paragraph 1.9 herein, then it shall be the obligation of Plaintiffs' Counsel to make appropriate refunds or repayments to Geron's and the Individual Defendants' insurers of the Fee and Expense Amount previously paid within fifteen (15) business days of receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction. Plaintiffs' Counsel, as a condition of receiving any part of the Fee and Expense Amount, on behalf of themselves and each partner and/or shareholder of them, agrees that Plaintiffs' Counsel and their partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.

4.5      Defendants have no responsibility for, and no liability whatsoever with respect to, the allocation among Plaintiffs' Counsel and/or to any other person who may assert some claim thereto, of the fees and expenses paid on behalf of Geron to Plaintiffs' Counsel. Such funds shall be allocated by Plaintiffs' Counsel, who shall allocate and disburse the Fee and Expense Amount among Plaintiffs' Counsel in a manner that they believe reflects the relative contribution of such counsel to the prosecution and resolution of the Derivative Actions.

4.6      Except as expressly provided herein, Plaintiffs and Plaintiffs' Counsel shall bear their own fees, costs, and expenses, and Defendants shall not assert any claim for expenses, costs, and fees against Plaintiffs.

AMENDED STIPULATION OF SETTLEMENT

5. Releases

5.1      Upon the Effective Date, the Releasing Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

5.2      Except as set forth in paragraph 5.3 below, upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and Geron from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

5.3      Nothing in this Stipulation or in paragraph 5.2 above constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers' subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors' and officers' liability insurance or other applicable insurance coverage maintained by the Company. Nothing in this Stipulation or in paragraph 5.2 above constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, whether under any written indemnification or advancement agreement, or under the Company's charter, by-laws, or under applicable law.

6. Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1      The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.      Court entry of the Preliminary Approval Order;

b.      Court approval of the method of providing the Notice and Summary Notice of the Stipulation and proposed Settlement to Applicable Geron Shareholders;

AMENDED STIPULATION OF SETTLEMENT

c.      Court approval of the Notice and Summary Notice, attached hereto as Exhibits C and D, respectively;

d.      final approval of the Settlement by the Court following notice to Applicable Geron Shareholders and the Settlement Hearing contemplated by the Stipulation;

e.      Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement, without awarding costs to any party, except as provided herein;

f.      Court approval and payment of the Fee and Expense Amount;

g.      Federal Court issuance of an order dismissing the Federal Derivative Action with prejudice; and

h.      the passing of the date upon which the Judgment becomes Final.

6.2      If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms, and if counsel for the Settling Parties do not otherwise mutually agree in writing to proceed with the Stipulation: (i) all Settling Parties and Released Persons shall be restored to their respective positions prior to execution of this Stipulation; (ii) all releases delivered in connection with the Stipulation shall be null and void, except as otherwise provided for in the Stipulation; (iii) the Fee and Expense Amount paid to Plaintiffs' Counsel shall be refunded and returned within fifteen (15) business days of said event; and (iv) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.

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7. Miscellaneous Provisions

7.1      The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of the Stipulation.

7.2      In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

7.3      The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, sections 128.5 and 128.7 of the California Code of Civil Procedure.

7.4      The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties and their counsel submit to the jurisdiction of the Court solely for purposes of implementing and enforcing the Settlement embodied in the Stipulation.

7.5      Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. Neither this Stipulation nor the Settlement shall be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, whether civil, criminal, or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may also file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement and/or the Judgment.

AMENDED STIPULATION OF SETTLEMENT

7.6      The Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.7      The Stipulation shall be deemed drafted equally by all Settling Parties hereto.

7.8      No representations, warranties, or inducements have been made to any of the Settling Parties concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.9      The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and Released Persons.

7.10      Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.11      The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.12      This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

7.13      In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.14      The Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

AMENDED STIPULATION OF SETTLEMENT

7.15      Any captions, headings, sub-headings, or titles used in this Stipulation are for the purpose of reference only, and shall not be construed as terms of this Stipulation or to have any other legal force, meaning, or effect.

7.16      The Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Stipulation.

DATED: August 17, 2016	/s/ Joseph Oriente
JOSEPH ORIENTE

State Plaintiff Joseph Oriente Individually and Derivatively on Behalf of Geron Corporation

ROBBINS ARROYO LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
JENNY L. DIXON

DATED: August 18, 2016	/s/ Craig W. Smith
CRAIG W. SMITH

600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990

AMENDED STIPULATION OF SETTLEMENT

Facsimile: (619) 525-3991
brobbins@robbinsarroyo.com
csmith@robbinsarroyo.com
jdixon@robbinsarroyo.com
gstassi@robbinsarroy.com

RYAN & MANISKAS, LLP
RICHARD A. MANISKAS
995 Old Eagle School Road, Suite 311
Wayne, PA 19087
Telephone: (484) 588-5516
Facsimile: (484) 450-2582

Counsel for Plaintiff Joseph Oriente

DATED: August 11, 2016

/s/ Joel Coval
JOEL COVAL

State Plaintiff Joel Coval Individually and
Derivatively on Behalf of Geron Corporation

THE WEISER LAW FIRM, P.C.
ROBERT WEISER
BRETT STECKER
JAMES FICARO

DATED: August 12, 2016	/s/ Brett Stecker
BRETT STECKER

22 Cassatt Ave
Berwyn, PA 19312
Telephone: (610) 222-2677
Facsimile: (610) 408-8062
rw@weiserlawfirm.com
bds@weiserlawfirm.com
jmf@weiserlawfirm.com

THE WEISER LAW FIRM, P.C.
KATHLEEN A. HERKENHOFF
12707 High Bluff Drive, Suite 200
San Diego CA 92130
Telephone: (858) 794-1441
Facsimile: (858) 794-1450
kah@weiserlawfirm.com

Counsel for Plaintiff Joel Coval

AMENDED STIPULATION OF SETTLEMENT

DATED: August 12, 2016	/s/ Richard J. Di Laura
RICHARD DILAURA

Federal Plaintiff Richard DiLaura Individually
and Derivatively on Behalf of Geron Corporation

DATED: August 15, 2016	/s/ Adrianne Haddock
ADRIANNE HADDOCK

Federal Plaintiff Adrianne Haddock Individually
and Derivatively on Behalf of Geron Corporation

THE SHUMAN LAW FIRM
KIP B. SHUMAN

DATED: August 15, 2016	/s/ Kip Shuman
KIP B. SHUMAN

Post-Montgomery Center
One Montgomery Street, Ste. 1800
San Francisco, CA 94104
Telephone: (303) 861-3003
Facsimile: (303) 484-4886
kip@shumanlawfirm.com

RUSTY E. GLENN
THE SHUMAN LAW FIRM
600 17th Street, Suite 2800 South
Denver, CO 80202
Telephone: (303) 861-3003
Facsimile: (303) 484-4886
rusty@shumanlawfirm.com

SPARER LAW GROUP
ALAN W. SPARER (No. 104921)
MARC HABER (No. 192981)
100 Pine Street, 33rd Floor
San Francisco, California 94111-5128
Telephone: (415) 217-7300
Facsimile: (415) 217-7307
asparer@sparerlaw.com
mhaber@sparerlaw.com

Counsel for Plaintiffs Richard DiLaura and
Adrianne Haddock

AMENDED STIPULATION OF SETTLEMENT

DATED: August 16, 2016	/s/ John A. Scarlett
JOHN A. SCARLETT

Individual Defendant

DATED: August 16, 2016	/s/ Olivia Bloom
OLIVIA K. BLOOM

Individual Defendant

DATED: August 16, 2016	/s/ Karin Eastham
KARIN EASTHAM

Individual Defendant

DATED: August 16, 2016	/s/ V. Bryan Lawlis
V. BRYAN LAWLIS

Individual Defendant

DATED: August 15, 2016	/s/ Daniel M. Bradbury
DANIEL M. BRADBURY

Individual Defendant

DATED: August 14, 2016	/s/ Thomas Hofstaetter
THOMAS HOFSTAETTER

Individual Defendant

DATED: August 16, 2016	/s/ Robert J. Spiegel
ROBERT J. SPIEGEL

Individual Defendant

DATED: August 16, 2016	/s/ Hoyoung Huh
HOYOUNG HUH

Individual Defendant

AMENDED STIPULATION OF SETTLEMENT

DATED: August 16, 2016	/s/ Susan M. Molineaux
SUSAN M. MOLINEAUX

Individual Defendant

DATED: August 15, 2016	/s/ Stephen Kelsey
STEPHEN M. KELSEY

Individual Defendant

DATED: August 16, 2016	/s/ Stephen Rosenfield
STEPHEN ROSENFIELD

General Counsel and duly authorized
representative for Nominal Defendant Geron
Corporation

COOLEY LLP
JOHN C. DWYER
RYAN E. BLAIR

DATED: August 18, 2016	/s/ Ryan Blair / BDJ
RYAN E. BLAIR

3175 Hanover Street
Palo Alto, CA 94304
Telephone: (650) 843-5228
Facsimile: (650) 849-7400
dwyerjc@cooley.com

4401 Eastgate Mall
San Diego, CA 92121
Telephone: (858) 550-6047
Facsimile: (858) 550-6420
rblair@cooley.com

Counsel for Individual Defendants and Nominal
Defendant

AMENDED STIPULATION OF SETTLEMENT